      As filed with the Securities and Exchange Commission on May 19, 1999
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                            NEXTERA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            95-4700410
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                               ONE CRANBERRY HILL
                         LEXINGTON, MASSACHUSETTS 02421
                                 (781) 778-4400

          (Address of principal executive offices, including zip code, and telephone number)

         THE 1998 EQUITY PARTICIPATION PLAN OF NEXTERA ENTERPRISES, INC.
                            (Full title of the plan)


     MICHAEL P. MULDOWNEY                                    Copies to:
    CHIEF FINANCIAL OFFICER                              DAVID A. HAHN, ESQ.
   NEXTERA ENTERPRISES, INC.                              LATHAM & WATKINS
      ONE CRANBERRY HILL                             701 "B" STREET, SUITE 2100
LEXINGTON, MASSACHUSETTS  02421                      SAN DIEGO, CALIFORNIA 92101
        (781) 778-4400                                     (619) 236-1234

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
             Title of Securities                      Amount           Proposed Maximum     Proposed Maximum          Amount of
              to be Registered                         to be            Offering Price     Aggregate Offering       Registration
                                                    Registered(1)          Per Share              Price                  Fee
================================================================================================================================
Class A Common Stock, $.001 par value                6,993,537                $(2)          $58,609,030(2)           $16,294
================================================================================================================================

(1) A maximum of 7,000,000 shares of Class A Common Stock are reserved for issuance under The 1998 Equity Participation Plan of Nextera Enterprises, Inc.(the "1998 Plan"). Of these 7,000,000 shares of Class A Common Stock, 6,463 have been issued upon exercise of options and are not being registered hereunder.

(2) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: of the 6,993,537 shares of Class A Common Stock reserved for issuance under the 1998 Plan being registered hereunder, (i) 134,400 shares of Class A Common Stock are subject to outstanding options with an exercise price of $0.50 per share, (ii) 904,107 shares of Class A Common Stock are subject to outstanding options with an exercise price of $5.00 per share, (iii) 1,432,233 shares of Class A Common Stock are subject to outstanding options with an exercise price of $7.50 per share, (iv) 688,000 shares of Class A Common Stock are subject to outstanding options with an exercise price of $11.00 per share, and (v) 3,834,797 shares of Class A Common Stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of Class A Common Stock being registered hereunder with an exercise price which cannot be presently determined (3,834,797 shares of Class A Common Stock under the 1998 Plan), the Proposed Maximum Offering Price Per Share $9.313 per share of Class A Common Stock, which is based on the average of the high and low prices for the Class A Common Stock as reported on The Nasdaq National Market on May 18, 1999.

================================================================================

                                     PART I

ITEM 1. PLAN INFORMATION.

        Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                (a) the Registrant's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), filed on May 18, 1999;

                (b) the description of the Registrant's Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 7, 1999, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Latham & Watkins personnel own an aggregate of 7,300 shares of Class A Common Stock. Latham & Watkins provides legal services to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnify for such expenses that such court deems proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

        The Registrant's Amended and Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he/she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action or suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Massachusetts, on this 19th day of May 1999.

                                NEXTERA ENTERPRISES, INC.

                                By:  /s/    GRESHAM T. BREBACH, JR.
                                     -------------------------------------------
                                            GRESHAM T. BREBACH, JR.
                                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gresham T. Brebach, Jr. his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                            TITLE                          DATE
                 ---------                                            -----                          ----

/s/       GRESHAM T. BREBACH, JR.                 President, Chief Executive Officer and           May 19, 1999
-------------------------------------------       Chairman of the Board of Directors
          Gresham T. Brebach, Jr.                 (Principal Executive Officer)


/s/        MICHAEL P. MULDOWNEY                   Chief Financial Officer (Principal               May 19, 1999
-------------------------------------------       Financial and Accounting Officer)
           Michael P. Muldowney

/s/          RONALD K. BOHLIN                     Chief Operating Officer and Director             May 19, 1999
-------------------------------------------
             Ronald K. Bohlin

/s/            ROGER BROSSY                       Director                                         May 19, 1999
-------------------------------------------
               Roger Brossy

/s/           RALPH FINERMAN                      Director                                         May 19, 1999
-------------------------------------------
              Ralph Finerman

/s /          STEVEN B. FINK                      Director                                         May 19, 1999
-------------------------------------------
              Steven B. Fink

/s/          STANLEY E. MARON                     Director                                         May 19, 1999
-------------------------------------------
             Stanley E. Maron

/s /        RICHARD V. SANDLER                    Director                                         May 19, 1999
-------------------------------------------
            Richard V. Sandler

/s/          MICHAEL D. ROSE                      Director                                         May 19, 1999
-------------------------------------------
             Michael D. Rose

                                  EXHIBIT INDEX


EXHIBIT

4.1 The 1998 Equity Participation Plan of Nextera Enterprises, Inc. (incorporated by reference to Exhibit 10.1 to Amendment No. 6 to the Company's Registration Statement on Form S-1 as filed with the Commission on May 6, 1999 (File No. 333-63789)

5.1     Opinion of Latham & Watkins.

23.1.1  Consent of Ernst & Young LLP, Independent Auditors.

23.1.2  Consent of Ernst & Young LLP, Independent Auditors.

23.1.3  Consent of BDO Seidman, LLP, Independent Certified Public Accountants.

23.1.4  Consent of Ernst & Young LLP, Independent Auditors.

23.1.5  Consent of Harte Carucci & Driscoll, P.C., Independent Auditors.

23.1.6  Consent of Farkouh, Furman & Faccio, Independent Auditors.

23.1.7  Consent of Grant Thornton

23.1.8  Consent of Ernst & Young LLP, Independent Auditors.

23.1.9  Consent of Ernst & Young LLP, Independent Auditors.

23.2    Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1    Power of Attorney (included on signature page hereto).